Exhibit 10.1

AMENDMENT TO LETTER AGREEMENT

This Amendment to Letter Agreement (this “Amendment”) is entered into as of April 14, 2026 between Digital Brands Group, Inc. (the “Company”), and the holder identified on the signature page hereto (“Holder” and together with the Company, the “Parties”).

WHEREAS, on February 16, 2026, the Company and Holder hereto entered into that certain letter agreement (the “Letter Agreement”), whereby, among other things, the Holder agreed to exercise 591,492 common share purchase warrants at an exercise price of $0.66 per share (the “Existing Warrants”);

WHEREAS, as consideration for Holder exercising the Existing Warrants pursuant to the Letter Agreement, the Company agreed to issue to the holder 2,408,508 common share purchase warrants at an exercise price of $0.66 per share that expire on June 17, 2026 (the “New Warrants”); and

WHEREAS, the Company and Holder desire to amend the Letter Agreement to provide for the Holder to exercise 946,970 New Warrants on or prior to May 31, 2026 as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties are as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Letter Agreement.

2. Agreement to Exercise New Warrants. Notwithstanding anything in the Letter Agreement to the contrary, Holder hereby agrees to exercise an aggregate amount of 946,970 New Warrants, and tender the exercise price in cash for such New Warrants to the Company, on or prior to May 31, 2026.

3. New Registration Statement. Notwithstanding anything in the Letter Agreement to the contrary, the Parties hereby agree that the Company shall file the New Registration Statement (as defined in the Letter Agreement) with the U.S. Securities and Exchange Commission on or before the date that is ten business days after the date on which the Company files its Annual Report on Form 10-K.

4. Ratification. To the extent not expressly amended hereby, the Parties acknowledge and agree that the Letter Agreement remains unchanged and in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

6. Effect of Amendment/Conflicts. The Letter Agreement, as amended by this Amendment, constitutes the entire agreement of the parties with respect to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the terms of the Letter Agreement, the terms of this Amendment shall control.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Amendment.

9. Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective authorized signatories as of the date first indicated above.

COMPANY:

DIGITAL BRANDS GROUP, INC.

By:
Name:	John Hilburn Davis IV
Title:	Chief Executive Officer

HOLDER:

By:
Name:
Title:

[Signature Page to Amendment to Letter Agreement]